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Exhibit 24.1

POWER OF ATTORNEY

         Each person whose signature appears below appoints Russell K. Girling, Mark A.P. Zimmerman, Amy W. Leong and Donald J. DeGrandis, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign: (A) a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the offering and sale by TC PipeLines, LP (the "Company") of common units and debt securities of the Company and (B) any and all amendments, supplements, and other filings or documents related to such Registration Statement.

Name	Title	Date

/s/ RUSSELL K. GIRLING RUSSELL K. GIRLING	Chief Executive Officer and Chairman of TC PipeLines GP, Inc. (Principal Executive Officer)	December 10, 2008
/s/ AMY W. LEONG AMY W. LEONG	Controller of TC PipeLines GP, Inc. (Principal Financial Officer and Principal Accounting Officer)	December 10, 2008
/s/ STEVEN D. BECKER STEVEN D. BECKER	Director of TC PipeLines GP, Inc.	December 10, 2008
/s/ KRISTINE L. DELKUS KRISTINE L. DELKUS	Director of TC PipeLines GP, Inc.	December 10, 2008
/s/ GREGORY A. LOHNES GREGORY A. LOHNES	Director of TC PipeLines GP, Inc.	December 10, 2008
/s/ DAVID L. MARSHALL DAVID L. MARSHALL	Director of TC PipeLines GP, Inc.	December 10, 2008
/s/ WALENTIN MIROSH WALENTIN MIROSH	Director of TC PipeLines GP, Inc.	December 10, 2008
/s/ JACK F. JENKINS-STARK JACK F. JENKINS-STARK	Director of TC PipeLines GP, Inc.	December 10, 2008

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  Exhibit 24.1
POWER OF ATTORNEY